Exhibit 10.1.1

                CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE
              INFORMATION REPRESENTED BY A DAGGER [+] HEREIN. THE
               OMITTED INFORMATION HAS BEEN SEPARATELY FILED WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.

                            ASSET PURCHASE AGREEMENT

            ASSET PURCHASE AGREEMENT, dated September 27th, 1999, between XIRCOM, INC., a California corporation ("Xircom"), and FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED, a Pennsylvania corporation ("Franklin").

                              W I T N E S S E T H :

            WHEREAS, Franklin is engaged in, among other things, the business of designing, developing, producing and marketing electronic organizers and related products under the REX and REX PRO brand names (the "REX Products") [+] (collectively, the "REX Business"); and

            WHEREAS, Xircom desires to purchase, and Franklin desires to sell, all of Franklin's right, title and interest in and to the assets, business and properties used in whole or primarily in connection with the REX Business on the terms and subject to the conditions hereinafter set forth.

            NOW, THEREFORE, Xircom and Franklin hereby agree as follows:

            First: Closing; Exchange.

            1.1. The Closing. The closing (the "Closing") of the transactions set forth in Sections 1.2 and 1.3 shall take place at 10:00 a.m., eastern time, on the date hereof at the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022. (Hereinafter, such date is referred to as the "Closing Date" and such time on the Closing Date is referred to as the "Closing Time.")

            1.2. Sale and Purchase of the Assets. At the Closing, Franklin shall sell, convey, transfer, assign and deliver to Xircom all of Franklin's right, title and interest in and to the following described assets (collectively, the "REX Assets"):

                  (i) All of the inventory identified on Schedule 1.2(a) (it being understood that such inventory shall be conveyed to Xircom F.O.B. Franklin);

                  (ii) All of Franklin's rights under the contracts, agreements and commitments identified on Schedule 1.2(a);

                  (iii) The registered and unregistered trademarks, trademark applications, trade names, registered and unregistered copyrights, know-how, patents, patent applications, trade secrets, domain names and other intellectual property and proprietary rights and processes (collectively, "Intellectual Property") identified on Schedule 1.2(a);

                  (iv) All sales and promotional materials, advertising literature, advertising rights, customer orders, quotations and bids relating to the REX Assets and the REX Business; and


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

                  (v) All other assets used in whole or primarily in connection with the REX Business.

The REX Assets shall not include (1) any assets listed on Schedule 1.2(a) as excluded from this transaction (the "Excluded Assets") and (2) any of Franklin's assets which would otherwise constitute a part of the REX Assets, the assignment or attempted assignment of which would be invalid or would constitute a breach of any contract, agreement or commitment to which it is a party or by which it may be bound; provided, however, that any such asset referred to in this clause
(2) shall be held by Franklin for the benefit of Xircom. The sale, conveyance, transfer, assignment and delivery of the REX Assets by Franklin to Xircom hereunder shall be effected by such assignments, transfers of title, bills of sale and other instruments as shall be reasonably requested by Xircom.

            1.3. Purchase Price and Liabilities.

            (a) Purchase Price. At the Closing, Xircom shall pay to or for the benefit of Franklin $13,250,000 (the "Purchase Price"), which shall be paid by wire transfer of immediately available Federal funds to accounts designated by Franklin.

            (b) Liabilities. At the Closing, Xircom shall assume and agree to pay, perform and discharge the liabilities and obligations (the "Assumed Liabilities") (I) under the contracts, agreements and commitments set forth on
Schedule 1.2(a) which are assigned to Xircom (or held for the benefit of Xircom) arising or accruing after the Closing Time or which are to be performed after the Closing Time, (II) relating to sales commissions resulting from REX Products sold by Xircom following the Closing Date, (III) relating to credits for cooperative advertising which runs after the Closing Date with respect to REX Products sold by


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

Franklin prior to the Closing Date; (IV) relating to claims made by Franklin's customers under Franklin's price protection policies with respect to REX Products sold by Franklin prior to the Closing Date which claims arise as a result of Xircom's post-Closing Date pricing policies; and (V) except as elsewhere noted in this Agreement as regards or will be associated with any obligation or duties imposed on Franklin in relation to the class action titled Winigrad v. Franklin Electronic Publishers, Inc., arising under warranty claims, return rights or comparable customer rights for REX Products shipped or sold by Franklin prior to the Closing Time, including, but not limited to, any obligations to Starfish Software or Sykes Enterprises that arise or accrue after the Closing Time under any agreements listed in Schedule 1.2(a) that are held by Franklin for the benefit of Xircom hereunder. Such assumption and agreement shall be effected by such instruments as shall be reasonably requested by Franklin. Xircom shall not assume or have any liability with respect to any liability or obligation of Franklin related to the Excluded Assets or any other liability or obligation related to the REX Business, including, without limitation:

                  (i) liabilities of Franklin in connection with or relating to this Agreement, including counsel and accountant's fees, and broker's commissions;

                  (ii) liabilities in connection with or relating to all actions, suits, claims, proceedings, demands, assessments and judgments, costs, losses, liabilities, damages, deficiencies and expenses (whether or not arising out of third party claims), including, without limitation, interest, penalties, reasonable attorneys' and accountants' fees and all amounts paid or payable in investigation, defense or settlement of any of the foregoing, to the extent the same relate to or arise from the operation of the REX Business prior to the Closing Date, other than liabilities arising under warranty claims, return rights and


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

      comparable customer rights for REX Products shipped or sold by Franklin prior to the Closing Time; and

                  (iii) liabilities for trade account payables and other accrued liabilities relating to the business and operations of Franklin for periods prior to the Closing Date.

            (c) Allocation of Purchase Price. The Purchase Price shall be allocated as specified in Schedule 1.3(c). Neither Franklin nor Xircom shall file any tax return or take any position, tax or otherwise, or make any filing inconsistent with the allocations set forth in Schedule 1.3(c).

            (d) Sales and Transfer Taxes and Fees. Xircom and Franklin shall each file such tax returns or other documentation with each "Governmental Body" for which they, as a seller or buyer (as the case may be) of assets are primarily liable, and shall provide a copy thereof to the other party, with respect to any sales taxes and/or use taxes, recording fees, personal property title application fees, patent and trademark assignment registration fees, and all other taxes and fees on transfer of the REX Assets arising by virtue of the sale of the REX Assets by Franklin to Xircom. Notwithstanding anything else herein to the contrary, each of Xircom and Franklin shall coordinate with the other party so that each shall pay when due from assets other than the REX Assets one-half of all such taxes and fees regardless of whether the liability for such taxes or fees is imposed by law upon Franklin or upon Xircom. "Governmental Body" means any Federal, state, local or foreign governmental authority or regulatory body, any subdivision, agency, commission or authority thereof (including, without limitation, environmental protection, planning and zoning), or any quasi-governmental or private body exercising any regulatory authority thereunder and any person directly or indirectly owned by


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

and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

            Second: Existing Franklin Finished Goods.

            2.1. Certain of the REX Assets are currently labeled and identified as Franklin products. Franklin and Xircom agree that Xircom is authorized to sell these Franklin-labeled products for Xircom's own account. Franklin hereby designates and authorizes Xircom to act as a distributor of such Franklin-labeled products, solely until such time as all such Franklin-labeled products have been sold by Xircom. Xircom is authorized to retain and to use any existing Franklin-labeled packaging, manuals, labels, product markings and related items purchased under this Agreement associated with such Franklin-labeled products, solely in connection with sales by Xircom of such Franklin-labeled products.

            2.2. Xircom agrees that it will annotate, overlay, supplement or otherwise modify all applicable manuals, product literature and other end-user items to ensure that the end-user is referred directly to Xircom for any and all product support, warranty claims, repair, return and other post-sale REX Product related activity.

            Third: Representations and Warranties of Franklin. Franklin represents and warrants to Xircom that:

            3.1. Organization and Good Standing. Franklin is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Franklin has the power and authority to conduct all of the business and activities conducted by it and to own or lease all of the assets owned or leased by it.


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

            3.2. Authority. The Board of Directors of Franklin has authorized the execution and delivery by Franklin of this Agreement and all other documents contemplated hereby and the performance and consummation of the transactions contemplated hereby and thereby. Franklin has the corporate power and authority to execute and deliver this Agreement and all other documents contemplated hereby, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof and thereof. This Agreement and all other documents required hereby have been duly and validly executed and delivered by Franklin to Xircom, are valid and binding upon Franklin and enforceable against Franklin in accordance with their respective terms.

            3.3. No Default; Non-Contravention. Except as set forth on Schedule 3.3, neither the execution and delivery of this Agreement and all other documents contemplated hereby nor the consummation of the transactions contemplated hereby and thereby (a) will constitute any violation or breach of the Certificate of Incorporation or By-Laws of Franklin or (b) will result in the breach or termination of or give rise to a right of termination of, or accelerate the performance required by, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under
(i) any provision of any contract, agreement, instrument, judicial or administrative order or decree to which Franklin is a party and by which the REX Assets or the REX Business may be affected or (ii) any order, writ, injunction, decree, statute, rule or regulation applicable to the REX Assets, the REX Business or Franklin, in each case, that would limit Franklin's ability to consummate the transactions contemplated by this Agreement, or (c) will result in the creation of any "Lien" on any of the REX Assets that would limit Franklin's ability to consummate the transactions contemplated by


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

this Agreement. "Lien" means any mortgage, charge, pledge, lien, security interest, claim, encumbrance or restriction, of any kind or nature.

            3.4. Consents and Approvals. Except as set forth on Schedule 3.4, no consent, authorization, order or approval of, or filing or registration with, any Governmental Body or third party is required for the execution and delivery by Franklin of this Agreement and all other documents contemplated hereby and the consummation by Franklin of the transactions contemplated hereby and thereby, including the assignment of Franklin's right, title and interest in and to the REX Assets (without termination or alteration).

            3.5. Compliance with Law. (a) Except as set forth on Schedule 3.5(a), Franklin has complied in all material respects with all statutes, laws, treaties, rules, codes, ordinances, regulations, permits, certificates and orders of any Governmental Body and all judgments, decrees, injunctions, writs, orders and like actions of any Governmental Body, applicable to Franklin, the REX Business or the REX Assets, including, without limitation, any federal, state or local laws, rules or regulations regulating fair and equal employment practices, the safety of the workplace, antitrust, wages, hours, collective bargaining and the payment of withholding or taxes of all types.

            (b) Franklin has obtained and maintained all permits, licenses, consents and approvals necessary for Franklin to conduct the REX Business required by any Governmental Body. All such permits, licenses, consents and approvals are set forth on Schedule 3.5(b).

            3.6. Title; Liens. Franklin has good title to all of the REX Assets, free and clear of all Liens.


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

            3.7. Litigation. Except as set forth on Schedule 3.7, there is no action, suit, claim, proceeding or investigation pending or, to the knowledge of Franklin, threatened against or affecting any of the REX Assets or the REX Business. The matters set forth on Schedule 3.7, if decided adversely to Franklin, will not result in a material adverse change in the REX Assets or the REX Business..

            3.8. Intellectual Property. (a) Franklin has exclusive ownership of, or a license to use, all Intellectual Property relating to or used by Franklin in relation to the REX Assets or the REX Business (collectively, the "REX Intellectual Property"). The REX Intellectual Property is listed on Schedule
3.8. Franklin's rights in all of the REX Intellectual Property owned by Franklin are freely transferable. There are no claims or demands of any other person pertaining to any of the REX Intellectual Property owned by Franklin and no proceedings have been instituted, or are pending or, to the knowledge of Franklin, threatened, which challenge the rights of Franklin in respect thereof. Except as set forth on Schedule 3.8, Franklin has the right to use, free and clear of claims or rights of other persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to the REX Assets or the REX Business.

            (b) All of the patents, patent applications, trademark registrations, trademark applications and registered copyrights included in the REX Intellectual Property have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on
Schedule 3.8, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States or each such other jurisdiction.


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

            (c) All licenses or other agreements under which Franklin is granted rights in the REX Intellectual Property are listed in Schedule 1.2(a). Except as set forth on Schedule 3.8, to the knowledge of Franklin, all said licenses or other agreements are in full force and effect and there is no material default by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Xircom.

            (d) All licenses or other agreements under which Franklin has granted rights to others in REX Intellectual Property are listed in Schedule
3.8. To the knowledge of Franklin, all said licenses or other agreements are in full force and effect and there is no material default by any party thereto, and all Franklin's rights thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Xircom.

            (e) Franklin has taken all steps required in accordance with sound business practice to establish and preserve its ownership of, and as applicable, the confidentiality of, all REX Intellectual Property rights. Franklin has required all employees having access to valuable non-public information of Franklin to execute agreements in the form attached to Schedule 3.8. Franklin has no knowledge of any infringement by others of any of its REX Intellectual Property rights.

            (f) Except as set forth on Schedule 3.8, to the knowledge of Franklin, the REX Assets and the REX Business do not infringe on any Intellectual Property rights of any other person or party. No proceeding charging Franklin with infringement by the REX Assets or the REX Business of any adversely held Intellectual Property has been filed or, to the knowledge of Franklin, is threatened to be filed. To Franklin's knowledge, there exists no unexpired patent


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

or patent application which includes claims that would be infringed by or otherwise adversely affect the REX Assets or the REX Business. To the knowledge of Franklin, Franklin is not making unauthorized use of any confidential information or trade secrets of any person in connection with the REX Assets or the REX Business.

            3.9. Completeness of REX Assets. The REX Assets are adequate and suitable for the conduct of the REX Business and include all tangible and intangible property necessary for Xircom to continue the conduct of the REX Business as now conducted by Franklin. The Inventory consists of items of first quality useable in the ordinary course of business. The work in process and finished goods included within such inventory are suitable for the REX Business and are of at least the standard quality for such items.

            3.10. Contracts. Except as otherwise set forth on Schedule 1.2(a), Franklin is not in default under any contract, agreement or commitment set forth on Schedule 1.2(a) which are assigned to Xircom (or held for the benefit of Xircom), nor has any event occurred which, with notice or lapse of time, or both, could result in a default under any such contract, agreement or commitment. To the knowledge of Franklin, Schedule 1.2(a) also describes all actions, omissions and defaults, if any, by the other party to any such contract, agreement or commitment which, with notice or lapse of time, or both, could result in a default thereunder. Except as noted on Schedule 1.2(a), each such contract, agreement or commitment is in full force and effect, is freely transferable and/or assignable to Xircom, and constitutes a valid and binding obligation of, and is legally enforceable in accordance with its terms against, the parties thereto.

            3.11. Customers and Sales. Schedule 3.11 is a list of the largest 20 customers of REX Products, together with summaries of the sales made to each such customer during the most


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

recent fiscal year. Except as indicated in Schedule 3.11, Franklin does not have any information indicating that any of these customers intend to cease or materially alter the amount of REX Products they are presently purchasing from Franklin.

            3.12. Full Disclosure. All documents delivered by Franklin in connection with this Agreement and the transactions contemplated hereby are true and complete and authentic. The representations, warranties and statements contained in this Agreement and the certificates, Exhibits and Schedules delivered to Xircom pursuant to this Agreement by Franklin, when taken together, do not omit or fail to state a material fact required to be stated therein or necessary in order to make such representations, warranties and statements not misleading or incomplete in light of the circumstances under which they were made.

            Fourth: Covenants.

            4.1. Non-Competition.

      (a) As a material inducement to Xircom to enter into this Agreement and consummate the transactions contemplated hereby, Franklin agrees, on behalf of itself and all its existing and future subsidiaries, that, for three years after the Closing, it will not, without the prior written consent of Xircom, directly or indirectly, engage or participate in, be employed by or assist in any manner or in any capacity, or have any interest in or make any loan to any person, firm, corporation or business which engages anywhere in the world in the business of designing, manufacturing or selling synchronizable electronic personal computer companion information management organizers which utilize the PCMCIA format; provided, however, that the provisions of this Section 4.1(a) shall terminate if Xircom and all of Xircom's subsidiaries (and its and their successors or assigns, if any) shall no longer engage in such business.


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

      (b) As a material inducement to Xircom to enter into this Agreement and consummate the transactions contemplated hereby, Franklin agrees, on behalf of itself and all its existing and future subsidiaries, that, for eighteen months after the Closing, it will not, without the prior written consent of Xircom, directly or indirectly, engage or participate in, be employed by or assist in any manner or in any capacity, or have any interest in or make any loan to any person, firm, corporation or business which engages anywhere in the world in the business of designing, manufacturing or selling synchronizable electronic personal computer information management organizers, synchronizable electronic personal digital assistants, and related synchronizable electronic handheld or portable multi-function personal information management products which, in each case, have dimensions less than 100 millimeters long and less than 70 millimeters wide and less than 10.75 millimeters thick as per the orientations noted on Exhibit 4.1(b) attached hereto; provided, however, that the provisions of this Section 4.1(b) shall terminate if Xircom and all of Xircom's subsidiaries (and its and their successors or assigns, if any) shall no longer engage in such business and further provided that the provision shall not apply to any card module which contains memory and is intended for use and insertion into any electronic product, such as a BOOKMAN(R) card, which is a current product of Franklin.

      4.2. No Solicitation of Employees. Neither Franklin nor any of its existing or future subsidiaries will at any time, for three years after the Closing, directly or indirectly, employ any person who, at the Closing, was an employee of Xircom, or solicit, encourage, assist, initiate discussion or engage in negotiation with any such person regarding employment, without


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

the prior written consent of Xircom. Neither Xircom nor any of its existing or future subsidiaries will at any time, for three years after the Closing, directly or indirectly, employ any person who, at the Closing, was an employee of Franklin, or solicit, encourage, assist, initiate discussion or engage in negotiation with any such person regarding employment, without the prior written consent of Franklin.

            Fifth: Representations and Warranties of Xircom. Xircom represents and warrants to Franklin that:

            5.1. Organization and Good Standing. Xircom is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

            5.2. Authority. The execution and delivery by Xircom of this Agreement and all other documents contemplated hereby and the performance and consummation of the transactions contemplated hereby and thereby has been authorized by Xircom. Xircom has the corporate power and authority to execute and deliver this Agreement and all other documents contemplated hereby, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof and thereof. This Agreement and all other documents required hereby have been duly and validly executed and delivered by Xircom to Franklin, are valid and binding upon Xircom and enforceable against Xircom in accordance with their respective terms.

            5.3. No Default; Non-Contravention. Neither the execution and delivery of this Agreement and all other documents contemplated hereby nor the consummation of the transactions contemplated hereby and thereby contemplated will constitute any violation or


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

breach of the organizational documents of Xircom or any provision of any contract, agreement, instrument, judicial or administrative order or decree to which Xircom is a party.

                CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE
              INFORMATION REPRESENTED BY A DAGGER [+] HEREIN. THE
               OMITTED INFORMATION HAS BEEN SEPARATELY FILED WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.

            5.4. Consents and Approvals. No consent, authorization, order or approval of, or filing or registration with, any Governmental Body or third party is required for the execution and delivery by Xircom of this Agreement and all other documents contemplated hereby and the consummation by Xircom of the transactions contemplated hereby and thereby.

            Sixth: Conditions to Xircom's Obligations. All obligations of Xircom under this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Xircom, in its sole discretion:

            6.1. Certificates. Xircom shall have received (1) a certificate of the Secretary of Franklin, dated the Closing Date, setting forth the resolutions of the Board of Directors of Franklin approving this Agreement and all other documents required hereby and authorizing the transactions hereby contemplated, and (2) such other evidence with respect to the fulfillment of said conditions as Xircom may reasonably request upon reasonable prior notice.

            6.2. License Agreement. Franklin shall have executed and delivered the License Agreement in the form of Exhibit A (the "License Agreement") relating to a license [+].

            6.3. Services Agreement. Franklin shall have executed and delivered the Services Agreement in the form of Exhibit B (the "Services Agreement").


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

            6.4. Assignments of Agreements. Except as set forth on Schedule 6.4, Franklin shall have obtained such consents to assignments from third parties as may be necessary to provide for the transfer of all contracts, agreements and commitments applicable to the REX Business from Franklin to Xircom.

            Seventh: Conditions to Franklin's Obligations. All obligations of Franklin under this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Franklin, in its sole discretion:

            7.1. Certificates. Franklin shall have received (1) a certificate of the Secretary of Xircom, dated the Closing Date, setting forth the resolutions of the Board of Directors of Xircom approving this Agreement and all other documents required hereby and authorizing the transactions hereby contemplated, and (2) such other evidence with respect to the fulfillment of said conditions as Franklin may reasonably request upon reasonable prior notice.

            7.2. License Agreement. Xircom shall have executed and delivered the License Agreement.

            7.3. Services Agreement. Xircom shall have executed and delivered the Services Agreement.

            Eighth: Indemnification.

            8.1. Indemnification by Franklin. Franklin agrees to indemnify and hold harmless Xircom and its officers and directors, and each of their respective affiliates (each, an "Other Xircom Indemnified Party"), from and against, and to reimburse Xircom and each Other Xircom Indemnified Party with respect to, any and all loss, damage, liability, cost and expense,


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

including attorneys' fees (collectively, "Damages"), incurred by Xircom or such Other Xircom Indemnified Party by reason of or arising out of or in connection with (1) a breach of any representation or warranty contained in Article THIRD of this Agreement, (2) the failure of Franklin to perform any covenant or agreement required by this Agreement to be performed by it, (3) any actions, suits, claims, proceedings or investigations involving Franklin or its affiliates (including the class action titled Winigrad v. Franklin Electronic Publishers, Inc. and more fully described on Schedule 3.7), the REX Business or the REX Assets asserted against Xircom or any Other Xircom Indemnified Party and arising out of any matter occurring or accruing prior to the Closing Time, other than liabilities arising under warranty claims, return rights and comparable customer rights for REX Products shipped or sold by Franklin prior to the Closing Time, or (4) any liabilities or debts of Franklin other than the Assumed Liabilities.

            8.2. Indemnification by Xircom. Xircom agrees to indemnify and hold harmless Franklin and its officers and directors, and each of their respective affiliates (each, an "Other Franklin Indemnified Party"), from and against, and to reimburse Franklin and each Other Franklin Indemnified Party with respect to, any and all Damages incurred by Franklin or such Other Franklin Indemnified Party by reason of or arising out of or in connection with (1) a breach of any representation or warranty contained in Article FIFTH of this Agreement, (2) the failure of Xircom to perform any covenant or agreement required by this Agreement to be performed by it, (3) any actions, suits, claims, proceedings or investigations involving the REX Business or the REX Assets asserted against Franklin or any Other Franklin Indemnified Party and arising out of any matter occurring or accruing after the Closing Time, (4) any liabilities arising under warranty claims, return rights and comparable customer rights for REX Products no matter when shipped or sold, (5) any and all Assumed Liabilities or (6) any credits taken by


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

Franklin's customers with respect to price protection or cooperative advertising which credits constitute Assumed Liabilities.

            8.3. Indemnification Procedures. A party entitled to recover an indemnification payment pursuant to this Article EIGHTH (the "Indemnified Party") (a) shall give the party required to make such payment (the "Indemnifying Party") prompt notice of any claim, demand, suit, proceeding or action (a "Claim") by any person against the Indemnified Party, (b) shall consult with the Indemnifying Party as to the procedure to be followed in defending, settling, or compromising the Claim, (c) shall not consent to any settlement or compromise of the Claim without the written consent of the Indemnifying Party (which consent, unless the Indemnifying Party has elected to assume the exclusive defense of such Claim, shall not be unreasonably withheld or delayed), and (d) shall permit the Indemnifying Party, if it so elects, to assume the exclusive defense of such Claim, all at the cost and expense of the Indemnifying Party. If the Indemnified Party shall (i) fail to notify or to consult with the Indemnifying Party with respect to any Claim in accordance with subparagraph (a) or (b) above or (ii) consent to the settlement or compromise of any Claim without having received the written consent of the Indemnifying Party (unless, if the Indemnifying Party has not elected to assume the exclusive defense of such Claim, the consent of the Indemnifying Party is unreasonably withheld or delayed), the Indemnifying Party shall be relieved of its indemnification obligation with respect to such Claim (provided that failure to notify the Indemnifying Party of a Claim shall only so relieve the Indemnifying Party to the extent the failure to notify actually prejudiced the Indemnifying Party). If the Indemnifying Party shall elect to assume the exclusive defense of any Claim, it shall notify the Indemnified Party in writing of such election, and the Indemnifying Party shall not be liable hereunder for any fees or expenses of the Indemnified Party's counsel


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

relating to such Claim after the date of delivery to the Indemnified Party of such notice of election. In the event of such election, the Indemnified Party shall cooperate with the Indemnifying Party and provide it with access to all books and records of the Indemnified Party relevant to the Claim. The Indemnifying Party will not compromise or settle any Claim without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) if the relief provided is other than monetary damages for which the Indemnifying Party is liable hereunder and such relief would adversely affect the Indemnified Party.

            8.4. Basket; Payment. Notwithstanding anything to the contrary set forth in this Article EIGHTH, Xircom shall not be entitled to indemnification pursuant to Section 8.1 until the aggregate amount of Damages pursuant to
Section 8.1 exceeds $100,000 (the "Floor"). Once Xircom's Damages pursuant to
Section 8.1 exceed the Floor, Xircom shall be entitled to be indemnified for the full amount of such Damages in excess of the Floor; provided, however, that Franklin shall not be required to indemnify Xircom for Damages pursuant to
Section 8.1 in excess of the Purchase Price.

            Ninth: Expenses of the Transaction; Brokers. Except for the services performed for Franklin by Broadview International LLC whose fees shall be paid by Xircom out of the total Purchase Price at the Closing Time, each of Franklin and Xircom represents and warrants that it has not employed or utilized the services of any broker in connection with this Agreement or the transactions contemplated hereby. Except as otherwise expressly set forth herein, each of Franklin and Xircom agrees to pay its own expenses (including brokers', attorneys' and auditors' fees) in connection with this Agreement and the transactions hereby contemplated.

            Tenth: Further Assurances. Franklin agrees that it will, at any time and from time to time after the Closing Date, upon the request of Xircom, and without further consideration, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances and assurances reasonably requested by Xircom as may be required for the better assigning, transferring, granting, conveying, assuring, and confirming to Xircom, or to its successors and assigns, or for the aiding, assisting, collecting and reducing to possession any or all of the REX Assets to be assigned to Xircom as provided herein, and any or all obligations of Franklin hereunder. Xircom agrees that it will, at any time and from time to time after the Closing Date, upon the request of Franklin, and without further consideration, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assumptions and assurances reasonably requested by Franklin as may be required for the better assumption by Xircom of the Assumed Liabilities, and any or all obligations of Xircom hereunder.

            Eleventh: Miscellaneous.

            11.1. Survival of Representations. All statements, certifications, indemnifications, representations and warranties made herein by Franklin and Xircom, and its respective obligations to be performed pursuant to the terms hereof, shall survive the Closing for a period of one year.

            11.2. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered
(i) when delivered personally against written receipt therefor or by private courier, (ii) when actually delivered by registered or certified United States mail, return receipt requested, or (iii) when received by telecopy (provided that it is confirmed by a means specified in clause (i) or (ii)), addressed as follows:

If to Franklin, to:

      Franklin Electronic Publishers, Incorporated
      One Franklin Plaza
      Burlington, NJ  08016-4907
      Attention: Gregory J. Winsky
      Facsimile: (609) 387-2666
      Telephone: (609) 386-2500

with a copy to:

      Rosenman & Colin LLP
      575 Madison Avenue
      New York, New York 10022
      Attention: Edward H. Cohen, Esq.
      Facsimile: (212) 940-8776
      Telephone: (212) 940-8580

If to Xircom, to:

      Xircom, Inc.
      2300 Corporate Center Drive
      Thousand Oaks, CA  91320
      Attention: General Counsel
      Facsimile: (805) 375-8164
      Telephone: (805) 376-6910

with a copy to:

      Nordman, Cormany, Hair & Compton
      1000 Town Center Drive
      Sixth Floor
      Oxnard, CA  93030
      Attention: Christopher K. Kitasaki, Esq.
      Facsimile: (805) 988-8387
      Telephone: (805) 988-8358

or to such other address as such party may indicate by a notice delivered to the other parties.

            11.3. No Modification Except in Writing. This Agreement may not be changed, modified or amended except by a writing signed by the party to be charged and then only to the extent therein set forth.

            11.4. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, and all other documents to be delivered in connection herewith and therewith, sets forth the entire agreement and understanding between Franklin and Xircom as to the subject matter hereof and thereof, respectively, and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them, and neither Franklin nor Xircom shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement.

            11.5. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

            11.6. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations of the parties hereto may not be assigned without the prior written consent of the other party hereto.

            11.7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within said State, without giving effect to the conflict of laws principles thereof.

            11.8. Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

            11.9. Publicity. Except as otherwise required by law, press releases concerning the transactions contemplated by this Agreement shall be made only with the prior agreement of Franklin and Xircom.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

XIRCOM, INC.                                   FRANKLIN ELECTRONIC
                                               PUBLISHERS, INCORPORATED


By: R. Holliday                                 By:  Gregory J. Winsky
   ----------------------------------              -----------------------------
 Name: Randell H. Holliday                       Name: Gregory J. Winsky
 Title: Secretary and General Counsel            Title: Executive Vice President

                    CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                      FOR THE INFORMATION REPRESENTED BY A
                   DAGGER [+] HEREIN. THE OMITTED INFORMATION
                       HAS BEEN SEPARATELY FILED WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.

                                 Schedule 1.2(a)

I. REX ASSETS

      All of Franklin's rights arising under the following REX related
      Agreements:

      (a) Starfish Agreement as of April 4, 1997

      (b) Starfish Agreement as of February 19, 1998

      (c) Citizen Agreement as of April 1, 1997

      (d) Amendment #2 as of November 11, 1997

      (e) Amendment #3 as of April 1, 1998

      (f) Amendment #4 as of March 24, 1998

      (g) Amendment #5 as of July 13, 1998

      (h) Sykes Enterprises Agreement dated October 1, 1997

      [+]

All of Franklin's rights under the following REX Related Trademark Registrations and Filings:

--------------------------------------------------------------------------------
        MARK              COUNTRY             STATUS
--------------------------------------------------------------------------------
REX                U.S.A.            Registration No. 2,205,231 issued November
                                     24, 1998.
--------------------------------------------------------------------------------
REX logo           U.S.A.            Registration No. 2,205,326 issued November
                                     24, 1998.
--------------------------------------------------------------------------------
Five Symbol Set    U.S.A.            ITU case in which use declaration was
                                     filed. Response to rejection filed.
--------------------------------------------------------------------------------
REXessory          U.S.A.            Pending. Response to formalities rejection
                                     filed. Allowance is expected.
--------------------------------------------------------------------------------
REX (stylized)     Canada            Allowed. Storage Tek Canada, Inc. may
                                     oppose.
--------------------------------------------------------------------------------
REX                Canada            Allowed. Storage Tek Canada, Inc. may
                                     oppose.
--------------------------------------------------------------------------------
REX (stylized)     E.C.              Allowed without opposition. Registration
                                     fee has been paid. Registration should
                                     issue.
--------------------------------------------------------------------------------
REX                E.C.              Opposition has been lodged and information
                                     concerning this opposition is being
                                     received once the EC Trademark Office
                                     determines the admissibility of the
                                     opposition. It is opposition No. B141103.
--------------------------------------------------------------------------------
RxREX              U.S.A.            ITU case. We will file a Request for an
                                     Extension of Time to Allege Use.
--------------------------------------------------------------------------------
REX PRO            U.S.A.            Case allowed. Statement of Use prepared and
                                     out for signature to be filed by August 23,
                                     1999.
--------------------------------------------------------------------------------
REX READY          U.S.A.            Response to certain objections on
                                     formalities has been filed. We expect
                                     application to be allowed.
--------------------------------------------------------------------------------
Six Symbol Set     U.S.A.             Trademark application filed on April 14,
                                      1999. Awaiting Office Action.
--------------------------------------------------------------------------------
Six Icon Set       U.S.A.             Trademark application filed on April 14,
                                      1999. Awaiting Office Action.
--------------------------------------------------------------------------------

All of Franklin's rights under the following United States patents and patent applications:

--------------------------------------------------------------------------------
     SERIAL NUMBER                 TITLE                         STATUS
--------------------------------------------------------------------------------
[+]                       [+]                        [+]
--------------------------------------------------------------------------------
[+]                       [+]                        [+]
--------------------------------------------------------------------------------

      All of Franklin's rights in the following REX programs:

      (1) Unregistered copyright rights in "cradle speed up code" (subject to Assignment of Technology dated June 30, 1997) (2) Application for copyright registration in BCO Bank Switch Support Code

      [+]

Domain Names

1.    rexenter.com
2.    rexpro.com
3.    rexessories.com
4.    rexsports.com
5.    rexvoice.com
6.    rexsport.com
7.    rexpc.com

Other REX Assets:

      (i) prepaid expenses, advances, rights under royalty payments, or other comparable rights under agreements between Franklin and third parties associated with the REX [+] related Agreements noted above in this Schedule 1.2 (a);

      (ii) work in process, finished goods in inventory, packaging and manuals (to the extent necessary to allow for completion of work in process to convert same into finished goods), and related physical assets used in whole or primarily in connection with the REX Business for sale to and use by ultimate end users;

      (iii) all technical data and documentation, including all hardware design information, drawings, manufacturing and test data, and related information as used or as needed by Franklin in the REX Business;

      (iv) all software (including applicable source code), including all relevant drivers, applications programs, utilities, diagnostic tools, and related programs incorporated and used by Franklin in the REX Business as listed on this Schedule;

      (v) all designs, styles, product concepts, prototypes, inventions (whether reduced to practice or not), know-how, processes, procedures, research records, test information, market surveys, marketing know-how, manufacturing information, research, studies, and related information used in whole or primarily in connection with the REX Business.

      (vi) 800 number for REX support: 1-800-386-0580

      (vii) tooling for REX products.

                       [Worldwide Inventory List to Come]

II. EXCLUDED ASSETS

      a.    [+]

      b.    [+]

      c. Accounts receivable, cash, or cash equivalents (other than prepaid expenses and advances as noted above in this Schedule 2.2(a) under Other REX Assets).

                   Schedule 1.3(c) - Purchase Price Allocation

                                    [TO COME]

                        Schedule 3.3 - Non-Contravention

                                      NONE

                      Schedule 3.4 - Consents and Approvals

                                      NONE

      Franklin requires the consent of a lender to consummate the transactions contemplated hereby.

                       Schedule 3.5(a) - Government Rules

                                      NONE

                            Schedule 3.5(b) - Permits

FCC Tests: EMI Test June 3, 1997
           Immunity Test June 24, 1997

                            Schedule 3.7 - Litigation

Winigrad v. Franklin Electronic Publishers, Inc., Superior Court of New Jersey, Law Division, Camden County, Docket No. L157498

                      Schedule 3.8 - Intellectual Property

      (a) The Intellectual Property included on Schedule 1.2(a).

      (c) The following defaults exist under the Starfish Agreement of February 19, 1998:

            (i) Starfish has not produced the Pro SDK as required under P. 1(a) of such Agreement;

            (ii) Starfish has not completed the development of the REX Sport Program in accordance with the product specifications and milestones referred to in P. 1(a) of such Agreement; and

            (iii) Starfish has not localized the REX Pro Programs as required under P. 7 of such Agreement.

      (d) Assignment of Technology dated June 30, 1997.

      [(e) The BCO Bank Switch Code is found in the Motorola Startac Clipon Organizer.]

                   Schedule 3.11 - REX Products' Customer List

                                       [+]

                                 Schedule 4.1(b)

                               [GRAPHIC OMITTED]

                      Schedule 5.4 - Consents and Approvals

                    Schedule 6.4 - Assignments of Agreements

                                   [Attached]

                                       [+]